Exhibit 23.2

Joe R. Lane (1858-1931)
Charles M. Waterman (1847-1924)
C. Dana Waterman III
Terry M. Giebelstein*
Rand S. Wonio
Curtis E. Beason
Robert V. P. Waterman, Jr.*
R. Scott Van Vooren*
Richard A. Davidson*
Michael P. Byrne*
Edmund H. Carroll*
Theodore F. Olt III*
Jeffrey B. Lang*
Judith L. Herrmann*
Robert B. McMonagle*
Christopher J. Curran*
Joseph C. Judge*
Jason J. O'Rourke*
Troy A. Howell*
Diane M. Reinsch*
Catherine E. E. Hult*
Mikkie R. Schiltz*
Diane E. Puthoff*
Wendy S. Meyer*
Ian J. Russell*
Benjamin J. Patterson*
Douglas R. Lindstrom, Jr.*
Rian D. Waterman*
Abbey C. Furlong*

___________________________

220 North Main Street, Suite 600
Davenport, Iowa 52801-1987
Telephone (563) 324-3246
Fax (563) 324-1616

Writer's Direct Dial: (563) 333-6624
E-Mail Address:  rdavidson@l-wlaw.com
www.L-WLaw.com

March 11, 2015

Samuel J. Skorepa*
Kurt P. Spurgeon*
Joshua J. McIntyre*
Brett R. Marshall*
Kelsey A. W. Marquard*
Kyle R. Day*
Andrea D. Mason*
James W. White
Amy M. Costello

Registered Patent Attorney
April A. Price*

Of Counsel
Robert A. Van Vooren*
Thomas N. Kamp
William C. Davidson*
Charles E. Miller*
James A. Mezvinsky
David A. Dettmann*
Michael L. Noyes
Jeffrey W. Paul*

   *Also Admitted in Illinois

Illinois Office
3551 7th Street, Suite 110
Moline, IL  61265

Consent of Lane & Waterman LLP

We consent to the use of our Iowa tax opinion dated as of March 11, 2015, addressed to John Deere Capital Corporation, John Deere Receivables, Inc., Wells Fargo Delaware Trust Company, N.A. and U.S. Bank National Association for filing as an exhibit to the Form 8-K of John Deere Owner Trust 2015, dated as of March 11, 2015.

LANE & WATERMAN LLP

/s/ Lane & Waterman LLP